Exhibit 99.1

Cautionary Statement Regarding Forward Looking Statements

Certain statements in this presentation may be considered forward-looking statements. Forward-looking statements generally relate to future events or BuzzFeed’s future financial or operating performance. For example, statements about expected future performance (including any statements relating to BuzzFeed’s full year fiscal 2021 outlook) are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by BuzzFeed and its management are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against BuzzFeed related to the business combination with 890 5th Avenue Partners, Inc. and Complex Networks (the “Business Combination”); (2) the risk that the Business Combination disrupts current plans and operations of BuzzFeed as a result of consummation of the Business Combination; (3) the ability to recognize the anticipated benefits of the Business Combination; (4) the accounting treatment of the Business Combination and the acquisition of Complex Networks, which is not yet complete and may materially impact the full fiscal year 2021 outlook presented herein; (5) competition; (6) the ability of the combined company to grow and manage growth profitably; (7) continued market acceptance of, and traffic engagement with, BuzzFeed’s content; (8) expectations, beliefs and objectives for future operations; BuzzFeed’s ability to further attract, retain, and increase its traffic; (9) BuzzFeed’s ability to expand existing business lines, develop new revenue opportunities, and bring them to market in a timely manner; (10) BuzzFeed’s expectations concerning relationships with strategic partners and other third parties; (11) BuzzFeed’s ability to maintain, protect and enhance its intellectual property; future acquisitions or investments in complementary companies, content or technologies; (12) BuzzFeed’s ability to attract and retain qualified employees; (13) BuzzFeed’s expected cash runway; (14) demand for products and services; (15) changes in applicable laws or regulations, including revised foreign content and ownership regulations; (16) changes in national and local economic and other conditions and developments in technology, each of which could influence the levels (rate and volume) of BuzzFeed’s subscriptions and advertising, the growth of its businesses and the implementation of its strategic initiatives; government regulation; (17) poor quality broadband infrastructure in certain markets; (18) the possibility that BuzzFeed may be adversely affected by other economic, business and/or competitive factors; (19) the continued impact of the COVID-19 pandemic on BuzzFeed’s business, including issues related to global supply chain disruptions; and (20) other risks and uncertainties set forth in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in BuzzFeed’s proxy statement/prospectus, dated November 10, 2021, as amended, and additional risks and uncertainties set forth in other filings with the SEC.

Nothing in this presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. BuzzFeed undertakes no duty to update these forward-looking statements.

BuzzFeed, Inc. and CM Partners, LLC Historical Financials and BuzzFeed, Inc. FY’21 Outlook

										Nine
										Months
										Ended
										September
$ in millions	FY'19A	Q1'20A	Q2'20A	Q3'20A	Q4'20A	FY'20A	Q1'21A	Q2'21A	Q3'21A	30, 2021	FY'21 Outlook

BuzzFeed
Revenue
Advertising	128.4	31.4	26.7	36.1	55.6	149.7	38.6	47.8	50.2	136.7	Low 30s percentage growth y/y(1)
Content	150.9	24.4	23.1	27.5	44.9	119.8	19.5	24.2	26.5	70.3	Low single-digit percentage decline y/y(1)
Commerce and other	38.6	8.1	9.4	11.7	22.5	51.8	14.5	17.1	13.4	44.9	High teens percentage growth y/y(1)
Total Revenue	$317.9	$63.9	$59.2	$75.2	$123.0	$321.3	$72.6	$89.1	$90.1	$251.8

Net income (loss)	$(36.9)	$(13.2)	$(5.8)	$(2.1)	$32.3	$11.2	$(11.3)	$(0.8)	$(3.6)	$(15.7)
Income tax provision (benefit)	(0.4)	(0.6)	(0.2)	(0.0)	1.7	0.9	(4.8)	0.2	(0.4)	(5.0)
Loss on disposition of subsidiary	0.0	0.0	0.0	0.0	0.7	0.7	0.0	0.0	0.6	0.6
Interest expense	0.3	0.1	0.1	0.3	0.7	1.1	0.3	0.4	0.6	1.4
Interest income	(1.7)	(0.1)	(0.0)	(0.0)	(0.0)	(0.2)	(0.1)	(0.1)	(0.1)	(0.2)
Other expense (income), net	(1.6)	(0.1)	(0.6)	0.0	(0.9)	(1.6)	(0.7)	(0.2)	2.0	1.1
Depreciation & amortization	19.5	4.4	4.7	4.4	4.0	17.5	5.3	4.4	5.4	15.0
Stock-based compensation	2.8	0.3	0.4	0.3	0.2	1.2	0.1	0.2	0.5	0.9
Restructuring(2)	9.6	0.0	0.0	0.0	0.0	0.0	3.6	0.0	0.0	3.6
Transaction costs(3)	0.0	0.0	0.0	0.0	0.0	0.0	3.2	1.4	1.0	5.6

Adjusted EBITDA	$(8.4)	$(9.3)	$(1.4)	$2.8	$38.7	$30.8	$(4.3)	$5.6	$6.0	$7.3
Adjusted EBITDA Margin	-3%	-15%	-2%	4%	31%	10%	-6%	6%	7%	3%	Approximately 10%(1)

Capex & Capitalization of internal-use software	$(8.6)	$(5.0)	$(4.0)	$(2.8)	$(2.8)	$(14.5)	$(2.2)	$(3.0)	$(4.1)	$(9.4)	Approximately $14 - 16 million(4)

Cash and cash equivalents and restricted cash	$58.5	$65.8	$91.3	$106.7	$90.6	$90.6	$153.2	$154.8	$145.6	$145.6	Approximately $70 - $75 million(4)

Notes:

(1) BuzzFeed, Inc FY'21 Outlook does not include the results of CM Partners, LLC (“Complex Networks”) from the closing date of the acquisition which was December 3, 2021. The accounting of the Business Combination and the acquisition of Complex Networks is not yet complete. The inclusion of the results of Complex Networks from the closing date of the acquisition may have an adverse impact on FY’21 Adjusted EBITDA margin.

(2) For three months ended March 31, 2021 and nine months ended September 30, 2021, reflects costs associated with involuntary terminations of employees across various roles and levels as part of the integration of the HuffPost acquisition.

(3) Reflects legal, advisory, and consulting fees associated with the merger with Fifth Avenue Partners, Inc. ("890") and acquisition of Complex Networks.

(4) BuzzFeed, Inc FY'21 Outlook does include the results of Complex Networks from the closing date of the acquisition which was December 3, 2021.

- Sum of quarterly amounts may not equal year-to-date amounts due to rounding.

- Q4'20A is presented as the difference between FY'20A disclosed in public filings less Q1'20A-Q3'20A as disclosed in public filings.

- FY21 ending cash balance outlook reflects the issuance of approximately $150 million in convertible notes and approximately $16 million from 890's cash in trust, offset by approximately $200 million of cash consideration for the acquisition of Complex Networks, and approximately $35 million in expenses related to the transactions with 890 and Complex and convertible notes issuance.

- In Q4'21, we anticipate to recognize approximately $17 million of incremental stock-based compensation expense associated with the Liquidity Condition 2 RSUs, based on the number of restricted stock units outstanding and the requisite service completed at December 3, 2021. Additionally in Q4'21, we anticipate to recognize approximately $5 million of additional stock-based compensation expense associated with the Escrow Agreement. Liquidity Condition 2 RSUs and Escrow Agreement each are defined in BuzzFeed, Inc.'s prospectus and definitive proxy statement dated November 10, 2021.

Complex Networks
Revenue
Revenue without related party revenue	107.3	21.0	20.9	22.2	35.6	99.8	22.0	31.1	31.2	84.3	Low 30s percentage growth y/y(1)
Related party revenue(2)	54.7	4.5	11.8	6.4	2.7	25.3	0.0	0.0	0.0	0.0
Total Revenue	$162.0	$25.5	$32.7	$28.6	$38.2	$125.0	$22.0	$31.1	$31.2	$84.3

Net income (loss)	$8.2	$(5.2)	$(0.8)	$(2.4)	$1.4	$(7.0)	$(7.4)	$(4.1)	$(3.1)	$(14.7)

Loss on disposal of assets	0.8	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Interest income	(0.3)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	0.0	0.0	0.0	0.1
Depreciation and amortization	11.5	2.4	2.4	2.4	2.4	9.7	2.3	2.7	2.6	7.6
Provision (benefit) for income taxes	3.2	(1.8)	(2.0)	0.9	(0.2)	(3.1)	(2.0)	(1.2)	(1.1)	(4.2)
Transaction costs(3)	0.0	0.0	0.0	0.0	0.0	0.0	2.6	1.4	1.9	5.9

Adjusted EBITDA	$23.5	$(4.6)	$(0.4)	$0.9	$3.6	$(0.4)	$(4.4)	$(1.2)	$0.3	$(5.3)
Adjusted EBITDA Margin	15%	-18%	-1%	3%	10%	0%	-20%	-4%	1%	-6%

Notes:

(1) Complex Networks' revenue outlook is inclusive of the period after the acquisition by BuzzFeed, Inc.

(2) Represents the go90 licensing agreement with Verizon.

(3) Consists of legal, advisory, and consulting costs incurred in connection with the sale of Complex Networks to BuzzFeed, Inc. - Sum of quarterly amounts may not equal year-to-date amounts due to rounding.